File No. 70-7604

               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D C. 20549
                           Form U - 1
            ________________________________________

                  POST-EFFECTIVE AMENDENT NO. 6
                               to
                     APPLICATION-DECLARATION
                              under
         THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
            ________________________________________

                  System Energy Resources, Inc.
                      1340 Echelon Parkway
                   Jackson, Mississippi 39213
        (Name of company film this statement and address
                 of principal executive offices)
            ________________________________________

                       Entergy Corporation
         (Name of top registered holding company parent
                 of each applicant or declarant)
            ________________________________________

                         C. John Wilder
                  Executive Vice President and
                     Chief Financial Officer
                  System Energy Resources, Inc.
                      1340 Echelon Parkway
                   Jackson, Mississippi 39213
             (Name and address of agent for service)
            ________________________________________

     The Commission is also requested to send copies of any communications in connection win this matter to:


        Ann G. Roy, Esq.               Daniel Guetta, Esq.
        Entergy Services, Inc.         Thelen Reid & Priest LLP
        639 Loyola Avenue              40 West 57th Street
        New Orleans, Louisiana  70113  New York, New York 10019

Item 1.   Description of Proposed Transactions.

     Item 1 of the Application-Declaration in File 70-7604, as previously amended, is hereby further amended by deleting in its entirety the first paragraph and adding the following to this paragraph:

     Pursuant to Commission authorization in this file (HCAR
Nos. 24825, 24827, 24919 and 26549, February 21, 1989, February
23, 1989, July 7, 1989 and January 24, 1996, respectively) (the "Orders"), System Energy Resources, Inc ("System Energy") entered into a Fuel Lease, dated as of February 24, 1989 (the "Lease"), with River Fuel Funding Company #3, Inc. ("River Fuel") under which System Energy leases nuclear fuel required for use at its
Grand Gulf Nuclear Generating Station ("Grand Gulf").   Pursuant
to the Lease System Energy is unconditionally obligated to make rental payments to the Trust or to prepay rent/or purchase Nuclear Fuel from the Trust sufficient to cover the Trust's debt service, fees and other amounts required to reimburse the Trust for its obligations, costs or expenses incurred in connection with the Lease.

                            SIGNATURE

      Pursuant to the requirements of the Public Utility Holding
Company Act of 1935, the undersigned company has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

                                   SYSTEM ENERGY RESOURCES, INC.


                                   By: /s/ Steven C. McNeal
                                         Steven C. McNeal
Dated: April 18, 2000                   Vice President and
                                            Treasurer